                                                                     EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              MEDICALCONTROL, INC.

     1. MEDICALCONTROL, INC. (the "Corporation") pursuant to the provisions of
Section 242 and Section 245 of the General Corporation Law of Delaware hereby adopts this Restated Certificate of Incorporation of the Corporation which was originally incorporated on December 23, 1991 which accurately copy the Certificate of Incorporation and all amendments thereto that are in effect to date as further amended by this Restated Certificate of Incorporation as hereinafter set forth, and which contain no other change in any provision thereof.

     2. Each such amendment made by this Restated Certificate of Incorporation has been effected in conformity with the provisions of the General Corporation Law of Delaware and such Restated Certificate of Incorporation and each such amendment made by the Restated Certificate of Incorporation were duly adopted by the sole shareholder of the Corporation on July 13, 1992.

     3. The number of shares outstanding was 1,000, and the number of shares entitled to vote on the Restated Certificate of Incorporation as so amended was 1,000. The holders of all the shares outstanding and entitled to vote on the Restated Certificate of Incorporation as so amended have signed a consent in writing pursuant to Section 228 of the General Corporation Law of Delaware adopting such Restated Certificate of Incorporation as so amended.

     4. The Certificate of Incorporation and all amendments and supplements thereto are hereby superseded by the following Restated Certificate of Incorporation which accurately copy the entire text thereof, as amended, as above set forth;

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              MEDICALCONTROL, INC.

                                    ARTICLE I

                                      NAME

     The name of the corporation is MedicalControl, Inc. (the "Corporation").

                                   ARTICLE II

                               PERIOD OF DURATION

     The period of duration of the Corporation is perpetual or until dissolved or merged or consolidated in some lawful manner.

                                   ARTICLE III

                               PURPOSE AND POWERS

     Section 1. Purpose. The purpose for which the Corporation is organized is to engage in any lawful acts or activities for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Act").

     Section 2. Powers. Subject to any specific written limitations or restrictions imposed by the Act, by other law, or by this Certificate of Incorporation, and solely in furtherance thereof, but not in addition to the purposes set forth in Section 1 of this Article, the Corporation shall have and exercise all of the powers specified in the Act, which powers are not inconsistent with this Certificate of Incorporation.

                                   ARTICLE IV

                  CAPITALIZATION, PREEMPTIVE RIGHTS AND VOTING

     Section 1. Authorized Shares. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is Twelve Million (12,000,000), of which Eight Million (8,000,000) shall be common stock, par value $.01 per share; and Four Million (4,000,000) shall be preferred stock, par value $.10 per share.

     The preferred stock may be issued in one or more series, from time to time, at the discretion of the Board of Directors without stockholder approval, with each such series to consist of such number of shares and to have such voting powers (whether full or limited, or no voting powers) and such designations, powers, preferences and relative, participating, optional, redemption, conversion, exchange or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors, and the Board of Directors is hereby expressly vested with the authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions. Each share of any series of preferred stock shall be identical with all other shares of such series, except as to the date from which dividends, if any, shall accrue.

     Section 2. Preemptive Rights. No holder of shares of capital stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any capital stock of any class which the Corporation may issue or sell, whether or not exchangeable for any capital stock of the Corporation of any class or classes, whether issued out of unissued shares authorized by this Restated Certificate of Incorporation as originally filed or by any amendment thereof, or out of shares of capital stock of the Corporation acquired by it after the issue thereof; nor shall any holder of shares of capital stock of the Corporation, as such holder, have any right to purchase, acquire or subscribe for any securities which the Corporation may issue or sell whether or not convertible into or exchangeable for shares of capital stock of the Corporation of any class or classes, and whether or not any such securities have attached or appurtenant thereto warrants, options or other instruments which entitle the holders thereof to purchase, acquire or subscribe for shares of capital stock of any class or classes.

     Section 3. Voting. In the exercise of voting privileges, each holder of shares of the common stock of the Corporation shall be entitled to one (1) vote for each share held in his name on the books of the Corporation, and each holder of any series of preferred stock of the Corporation shall have such voting rights, if any, as shall be specified for such series. In all elections of Directors of the Corporation, cumulative voting is expressly prohibited. With respect to any action to be taken by the stockholders of the Corporation as to any matter, the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation entitled to vote thereon and represented in person or by proxy at a meeting of the stockholders at which a quorum is present shall be sufficient to authorize, affirm, ratify or consent to such action. Any action required by the Act to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of a majority of the outstanding shares of the capital stock of the Corporation entitled to vote thereon and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the Corporation's minute book.

                                    ARTICLE V

                           REGISTERED OFFICE AND AGENT

     Section 1. Registered Office. The street address of the registered office of the Corporation is 32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware 19901.

     Section 2. Registered Agent. The name of the initial registered agent of the Corporation at such address is The Prentice Hall Corporation.

                                   ARTICLE VI

                                    DIRECTORS

     Section 1. Board of Directors. The business and affairs of the Corporation shall be managed by or be under the direction of the Board of Directors which shall consist if not less than one director, the exact number of which shall be determined in accordance with the Bylaws of the Corporation. The number of directors of the Corporation may from time to time be changed in accordance with the Bylaws of the Corporation and the Act. A director shall hold office until the next annual meeting of the stockholders of the Corporation and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. A director elected by the Board of Directors to fill a newly created directorship resulting from an increase in the number of directors shall hold office until the next annual meting of the stockholders of the Corporation and until his successor shall be elected and shall qualify.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Designations applicable thereto, and such directors so elected shall not be divided into classes unless expressly provided by such terms. Further, any such directors elected by one or more classes or series of preferred stock may be removed at any time, with or without cause, by, and only by, the affirmative vote of the holders of record of a majority of the outstanding shares of such class or series given at a special meeting of such stockholders called for such purpose.

     Section 2. Names and Addresses. The following persons shall serve as the directors of the Corporation until the next annual meeting of stockholders after the date hereof or until their successors are duly elected and qualified:

Name                       Address

J. Ward Hunt               9649 Webb Chapel Road
                           Dallas, Texas 75220

A. J. Rosmarin             9649 Webb Chapel Road
                           Dallas, Texas 75220

     Section 3. Limitation on Liability of Directors. Pursuant to Section 102(b)
(7) of the Act, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the General Corporation Law of the State of Delaware; or (4) for any transaction from which the director derived an improper personal benefit. If the Act or other applicable provision of Delaware law hereafter is amended to authorize further elimination or limitation of the liability of directors, then the liability of a director of this Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the Act or other applicable provision of Delaware law as amended. Any repeal or modification of this Section 3 by the stockholders of this Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     Section 4. Election and Removal of Directors. Election of directors need not be by written ballot. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as otherwise provided by law.

                                   ARTICLE VII

                      SPECIAL POWERS OF BOARD OF DIRECTORS

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     1. To adopt, amend or repeal the Bylaws of the Corporation;

     2. To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;

     3. To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose, and to abolish any such reserve in the manner in which it was created;

     4. By a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation; the board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; any such committee, to the extent provided in the resolution or in the Bylaws of the Corporation, shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the corporation, except to the extent that the Act requires a particular matter to be authorized by the Board of Directors, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the Bylaws may provide that in the absence or disqualification of any member of the committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member;

     5. When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and in the best interest of the Corporation; and

     6. From time to time, to determine whether and to what extent and at what times and places and under what conditions and provisions the accounts and books of the Corporation shall be maintained and made available for inspection by any stockholder, and no stockholder shall have any right to inspect any account or books or records of the Corporation, except as provided in the Act, or authorized by the Board of Directors.

                                  ARTICLE VIII

                           ADDITIONAL POWERS IN BYLAWS

     The Corporation may in its Bylaws confer powers and authorities upon the Board of Directors in addition to the foregoing and those expressly conferred upon them by the Act.

                                   ARTICLE IX

                      TRANSACTIONS WITH INTERESTED PARTIES

     No contract or other transaction between the Corporation and any other corporation and no other acts of the Corporation with relation to any other corporation shall, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that any one or more of the directors or officers of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director or officer of the Corporation individually, or any firm or association of which any director or officer may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or as a member of such firm or association is such a party or is so interested shall be disclosed or shall have been known to the board of directors or a majority of such members thereof as shall be present at any meeting of the board of directors at which action upon any such contract or transaction shall be taken; and any director of the Corporation who is also a director or officer of such other corporation or who is such a party or so interested may be counted in determining the existence of a quorum at any meeting of the board of directors which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such a director or officer of such other Corporation or not so interested. Any director of the Corporation may vote upon any contract or any other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director or officer of such subsidiary or affiliated corporation.

     Any contract, transaction, act of the Corporation or of the directors, which shall be ratified at any annual meeting of the stockholders of the Corporation, or at any special meeting of the stockholders of the Corporation, or at any special meeting called for such purpose, shall, insofar as permitted by law, be as valid and as binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the Corporation, its directors, officers, or employees, of its or their right to proceed with such contract, transaction or act.

     Subject to any express agreement which may from time to time be in effect, any stockholder, director or officer of the Corporation may carry on and conduct in his own right and for his own personal account, or as a partner in any partnership, or as a joint venturer in any joint venture, or as a trustee of any trust, or as an officer, director or stockholder of any corporation, or as a participant in any syndicate, pool, trust or association, any business which competes with the business of the Corporation and shall be free in all such capacities to make investments in any kind of property in which the Corporation may make investments.

                                    ARTICLE X

                                 INDENMIFICATION

     Section 1. Mandatory Indemnification and Advancement of Expenses. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding ("Proceeding"), by reason of the fact that he is or was an officer or a director of the Corporation, or who, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extend permitted by the Act against all judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such Proceeding. Such right shall be a contract right and shall include the right to require advancement by the Corporation of reasonable expenses (including attorneys' fees) incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such Proceeding shall be made by the Corporation only upon delivery to the Corporation of a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification under the Act and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it should be ultimately determined that such person has not satisfied such requirements.

     Section 2. Nature of Indemnification. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights permitted by law to which a person seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or otherwise, and shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 3. Insurance. The Corporation shall have power to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the Act.

                                   ARTICLE XI

                           ARRANGEMENT WITH CREDITORS

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE XII

                               AMENDMENT OF BYLAWS

     The Board of Directors of the Corporation shall have the power to adopt, alter, amend or repeal the Bylaws of the Corporation. Notwithstanding the preceding, the stockholders of the Corporation shall also have the power to adopt, alter, amend or repeal the Bylaws of the Corporation.

                                  ARTICLE XIII

                                   AMENDMENTS

     The Corporation reserves the right to amend, alter, change or repeal any provision continued in this Restated Certificate of Incorporation or in its Bylaws in the manner now or hereafter prescribed by the Act or this Restated Certificate of Incorporation, and all rights conferred on stockholders herein are granted subject to this reservation.

                                   ARTICLE XIV

                                    CAPTIONS

     The captions used in this Restated Certificate of Incorporation are for convenience only and shall not be construed in interpreting the provisions hereof.

     IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed by its duly authorized officers on this 13th day of July, 1992.

                                       MEDICALCONTROL, INC.

                                       By: /s/ J. Ward Hunt
                                           ---------------------------
                                           J. Ward Hunt,
                                           President

ATTEST:


By: /s/ A. J. Rosmarin
    ------------------------
    A. J. Rosmarin,
    Secretary

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              MEDICALCONTROL, INC.


     1. Pursuant to the provisions of Section 242 of the General Corporation Law of Delaware, MEDICALCONTROL, INC. (the "Corporation") hereby adopts this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation as filed in the Office of the Secretary of State on August 17, 1992.
2. Article IV, Section 1 of the Restated Certificate of Incorporation of the Corporation is hereby amended in order to effectuate a .84375 for one reverse stock split of the outstanding shares of common stock of the Corporation.
Article IV, Section 1 of the Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

          Section 1. Authorized Shares. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is Twelve Million (12,000,000), of which Eight Million (8,000,000) shall be common stock, par value $.01 per share; and Four Million (4,000,000) shall be preferred stock, par value $.10 per share.

          The preferred stock may be issued in one or more series, from time to time, at the discretion of the Board of Directors without stockholder approval, with each such series to consist of such number of shares and to have such voting powers (whether full or limited, or no voting powers) and such designations, powers, preferences and relative, participating, optional, redemption, conversion, exchange or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors, and the Board of Directors is hereby expressly vested with the authority, to the full extend now or hereafter provided by law, to adopt any such resolution or resolutions. Each share of any series of preferred stock shall be identical with all other shares of such series, except as to the date from which dividends, if any, shall accrue.

     3. Each amendment made by this Certificate of Amendment to the Restated Certificate of Incorporation has been effected in conformity with the provisions of the General Corporation Law of Delaware and such Certificate of Amendment to the Restated Certificate of Incorporation, and each such amendment made by the Certificate of Amendment to the Restated Certificate of Incorporation were duly adopted by the Board of Directors and the sole stockholder of the Corporation on January 21, 1993.

     4. The number of shares outstanding at the time of adoption of this Certificate of Amendment to the Restated Certificate of Incorporation was 3,500,000. The sole holder of all the shares outstanding and entitled to vote on the amendment made by this Certificate of Amendment has signed a consent in writing pursuant to Section

228 of the General Corporation Law of Delaware adopting such amendment and this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation.

     5. The amendment effectuates a reclassification of the issued and outstanding shares of the common stock of the Corporation pursuant to a .84375 reverse stock split so that for each share of common stock, $.01 par value, issued and outstanding the holder thereof will receive a .84375 share of common stock, $.01 par value, with the result that upon consummation of said reverse stock split the sole stockholder of the Corporation will own 2,700,000 shares of common stock, $.01 par value, rather than 3,500,000 shares of common stock, $.01 par value.

     IN WITNESS WHEREOF, the undersigned have executed and attested this Certificate of Amendment to the Restated Certificate of Incorporation on this the 12th day of May, 1993.

                                       MEDICALCONTROL, INC.

                                       By: /s/ J. Ward Hunt
                                           ------------------------
                                           J. WARD HUNT,
                                           President
     ATTEST:

     /s/ A. J. Rosmarin
     ---------------------------
     A. J. ROSMARIN,
     Secretary

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              MEDICALCONTROL, INC.
                                January 23, 2001

     Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the "DGCL"), MedicalControl, Inc., a corporation organized and existing under and by virtue of the DGCL (the "Corporation"), does hereby certify:

     1. That the Board of Directors of the Corporation adopted a resolution setting forth and declaring advisable that the Corporation's Restated Certificate of Incorporation, as amended, be amended by this Certificate of Amendment to the Restated Certificate of Incorporation of MedicalControl, Inc. (this "Certificate of Amendment").

     2. That thereafter the holders of a majority of the stock entitled to vote thereon voted in favor of the amendment proposed by the Board of Directors and set out in this Certificate of Amendment.

     3. That this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL, and that, effective upon the filing of this Certificate of Amendment, Article I of the Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

     The name of the corporation is AVIDYN, Inc. (the "Corporation").

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed as the day first written above.

                                       MEDICALCONTROL, INC.


                                       By:   /s/ Bob E. Buddendorf
                                             --------------------------
                                       Name: Bob E. Buddendorf
                                             --------------------------
                                       Its:  Sr. Vice President and CFO
                                             --------------------------


ATTEST:

By:  /s/ Stephanie L. McVay
     ------------------------
Its: Secretary